Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Patient Infosystems, Inc. Form SB-2 to be filed on or about May 15, 2006 of our report, dated March 16, 2006 on Patient Infosystems, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions “Experts” in such Prospectus.

/s/McGladrey & Pullen, LLP

Des Moines, Iowa

May 15, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International,

an affiliation of separate and independent legal entities.